EXHIBIT 4.1


                             SERIES TRUST AGREEMENT


                                     between


                       AMERICAN CORPORATE RECEIPTS, INC.,
                                  as Depositor,


                                       and


                              -------------------,
                                   as Trustee


                  for American Corporate Receipts, Series _____

                        AMERICAN CORPORATE RECEIPTS, INC.

                   AMERICAN CORPORATE RECEIPTS, SERIES _____,

                             SERIES TRUST AGREEMENT

        This Series Trust Agreement (this "Series Trust Agreement"), dated ______________ __, ____, between American Corporate Receipts, Inc., as Depositor, and ___________________, as Trustee, for $_________ American Corporate Receipts, Series _____ (the "Receipts"), incorporates by reference the Standard Terms and Provisions of Trust Agreement (the "Standard Terms") attached as Exhibit B hereto, and is governed by the Standard Terms as fully as if set forth herein at length. All capitalized terms not defined herein shall have the same meaning as set forth in the Standard Terms.

                              W I T N E S S E T H:

        SECTION 1. A Trust is hereby created under the laws of the State of New York and in a manner specified in Section 2.01 of the Standard Terms for the benefit of Holders of Receipts. The assets of the Trust shall consist of the securities (referred to herein and in the Standard Terms as the "Bonds") described in Exhibit A hereto, all distributions thereon after the date hereof, and all rights, title and interest in and to such distributions.

        SECTION 2. The name of the Trust is American Corporate Receipts,  Series
____.

        SECTION 3. The Receipts shall be issued in the classes and amounts set forth in Exhibit A hereto; shall have the standard terms set forth in the Standard Terms; and shall have the nonstandard terms set forth in Exhibit A hereto. Receipts of any class of this series shall be issued in substantially the form of Receipt set forth for such class in Appendix A to the Standard Terms. The Receipts shall be limited obligations of the Trust payable solely from payments received by the Trustee attributable to the Bonds.

        SECTION 4. The Depositor hereby authorizes the Trustee to execute and deliver a letter of representations in the form customarily provided to DTC from the Trustee and the Depositor dated the date of delivery of the Receipts (the "Letter of Representations").

        IN WITNESS WHEREOF, the parties hereto have caused this Series Trust Agreement to be executed by their respective duly authorized officers as of the date first above written.


                                             AMERICAN CORPORATE RECEIPTS, INC.,
                                              as Depositor


                                             By_________________________________
                                              Authorized Signatory


                                             __________________________________,
                                              as Trustee


                                             By_________________________________
                                              Authorized Signatory


                    ---------------------------------------

Exhibit A --  Description of the Bonds and Receipts
Exhibit B --  Standard Terms and Provisions of Trust Agreement

                                                                       EXHIBIT A
                                                                 TO SERIES TRUST
                                                                       AGREEMENT

                    DESCRIPTION OF THE BONDS AND THE RECEIPTS

PART I -- DESCRIPTION OF THE BONDS

Issuer:

Bonds:

Dated:

Original Principal Maturity Date:

Original Par Value Amount Issued:  $

CUSIP Number:

Stated Interest Rate:

Interest Payment Dates:

First Call Date:

Redemption Price:
         YEAR          REDEMPTION PRICE           YEAR          REDEMPTION PRICE



Fiscal Agent:

Mode of Payment of Bonds:

Par Value Amount of Bonds Deposited
   Under Trust Agreement:  $

The Bonds will be held by the Trustee [as Book-Entry Credits to] [in] an account of the Trustee at ______________________.

PART II -- DESCRIPTION OF THE RECEIPTS

Classes of Receipts:          [Specify either: (i) Coupon Receipts and Principal
                              Receipts, or  (ii) Coupon  Receipts  and  Callable
                              Principal Receipts]

Aggregate Face Amount
  of Coupon Receipts
  Series _________:   $________________

Aggregate Face Amount
  of Principal Receipts
  Series ________:    $_________________

Aggregate Face Amount
  of Callable Principal  Receipts
  Series _________:   $________________

                        COUPON RECEIPTS, SERIES ________

ITEM                     CUSIP NUMBER       AGGREGATE FACE       MINIMUM OFFERED
NUMBER      DUE DATE                        AMOUNT OFFERED       DENOMINATIONS


                       PRINCIPAL RECEIPTS, SERIES ________
ITEM                     CUSIP NUMBER       AGGREGATE FACE       MINIMUM OFFERED
NUMBER      DUE DATE                        AMOUNT OFFERED       DENOMINATIONS


                  CALLABLE PRINCIPAL RECEIPTS, SERIES ________
ITEM                     CUSIP NUMBER       AGGREGATE FACE       MINIMUM OFFERED
NUMBER      DUE DATE                        AMOUNT OFFERED       DENOMINATIONS


FIRST CALL DATE

                        ORIGINAL ISSUE PRICES AND YIELDS

                     American Corporate Receipts, Series ___


                                   ORIGINAL ISSUE              ORIGINAL
                   FACE            PRICE AS A PERCENT          YIELD
MATURITY           AMOUNT          OF FACE AMOUNT              TO MATURITY

                                                                       EXHIBIT B
                                                                 TO SERIES TRUST
                                                                       AGREEMENT


                STANDARD TERMS AND PROVISIONS OF TRUST AGREEMENT



                                     between



                        AMERICAN CORPORATE RECEPTS, INC.
                                  as Depositor,



                                       and



                          ----------------------------,
                                   as Trustee

                STANDARD TERMS AND PROVISIONS OF TRUST AGREEMENT


        This document constitutes the Standard Terms and Provisions of Trust Agreement which are to be incorporated by reference in, and attached as Exhibit B to, one or more Series Trust Agreements by and among American Corporate Receipts, Inc., as Depositor, and ________________, as Trustee.

        Each Series Trust Agreement will create a trust (each, a "Trust") under the laws of the State of New York to hold securities (the "Bonds") and will provide for the creation, execution and delivery of trust receipts (the "Receipts").

        These Standard Terms shall be of no force and effect unless and until incorporated by reference into a Series Trust Agreement.

        The following terms and provisions shall govern the Receipts subject to contrary terms and provisions expressly set forth in a Series Trust Agreement, which contrary terms and provisions of the Series Trust Agreement shall control, and subject to contrary terms and provisions contained in the Trust Indenture Act of 1939, as amended, which contrary terms and conditions shall control over both the Series Trust Agreement and these Standard Terms and Provisions of Trust Agreement.

                                    ARTICLE I

                                   DEFINITIONS

        SECTION 1.01. CERTAIN DEFINITIONS. All capitalized terms used herein shall have the meaning set forth in this Section 1.01 unless the context otherwise requires. Any capitalized terms not otherwise defined shall have the meanings ascribed to them in the Act.

        The term "Accreted Value" means, for any Receipt, (a) the original issue price for such Receipt as set forth in Exhibit A to the Series Trust Agreement, plus (b) an amount equal to an investment return thereon accrued to the date of determination calculated based on a semiannual compounding rate, on the basis of a 360 day year composed of twelve 30-day months, equal to the original yield to maturity of such Receipt as set forth in Exhibit A to the Series Trust Agreement. With respect to the allocation of proceeds of the Bonds received in connection with a payment default on the Bonds, the relevant determination date shall be the date of such default.

        The term "Act" shall mean the Trust Indenture Act of 1939, as amended.

        The term "Agreement" shall mean the trust agreement consisting of the Series Trust Agreement into which is incorporated by reference the Standard Terms, including all exhibits, schedules, appendices, supplements and amendments to each.

        The term "Beneficial Owner" shall mean any purchaser of Receipts which are held through a Direct or Indirect DTC Participant as such term is used in the rules and regulations of DTC.

        The term "Bond" shall mean with respect to each delivery of Receipts hereunder, the Bonds specified in the Series Trust Agreement relating to such Receipts in the aggregate principal amount so specified.

        The term "Book-Entry Credit" shall mean the evidence of the deposit by the Trustee of one or more Bonds in a separate account of the Trustee, as Trustee under this Agreement, identified in the Series Trust Agreement.

        The term "Callable Principal" shall mean the right to receive (i) the payment, whether upon stated maturity or upon earlier redemption, of the Principal of Bonds which are redeemable at the option of the issuer thereof prior to stated maturity, including any redemption premium, and (ii) the Interest relating to such Bonds with respect to Interest Payment Dates after the First Call Date for such Bonds.

        The term "Depositor" shall mean American Corporate Receipts, Inc., a New Jersey corporation, and any successor as Depositor hereunder.

        The term "Designated Office in New York City," when used with respect to the Trustee, shall mean an office maintained in accordance with Section 5.02(a) hereof and designated by the Trustee in the Borough of Manhattan, City of New York, State of New York.

        The term "DTC" shall mean The Depository Trust Company, a clearing agency registered with the Securities and Exchange Commission, its successor or successors, and its nominee or nominees.

        The term "First Call Date" shall mean, for any Bond, the first date such Bond can be redeemed at the option of the issuer thereof.

        The term "Holder" shall mean a person in whose name a Receipt is registered in the Receipt Register.

        The term "Indenture" shall mean, with respect to any series of Receipts, the trust indenture or similar agreement governing the Bonds specified in the Series Trust Agreement relating to such series of Receipts.

        The term "Interest" shall mean the right to receive the interest payable on the Bonds on a single Interest Payment Date.

        The term "Interest Payment Dates" shall mean the dates for interest payments specified in the Series Trust Agreement.

        The  term  "Letter  of   Representations"   shall  mean  the  letter  of
representations from the Depositor and the Trustee to DTC with respect to the series of Receipts held at DTC.

        The term "Participant" means an entity maintaining a custodial account in its own name with DTC.

        The term "Principal" shall mean the right to receive the principal of the Bonds upon stated maturity.

        The term "Receipt" shall mean a trust receipt of a class of receipts to be issued under the Agreement, which classes are specified in the Series Trust Agreement for the series. Such classes may consist of:

        (i) Coupon Receipts, which entitle the Holders thereof, in the aggregate, to the Interest payable on a single Interest Payment Date on or before the First Call Date for the Bonds, or the stated maturity date in the case of Bonds not redeemable (otherwise than in connection with a default or acceleration) at the option of the issuer thereof prior to stated maturity;

        (ii) Principal Receipts, which entitle the Holders thereof, in the aggregate, to Principal, payable at the stated maturity of the Bonds, of Bonds which are not redeemable (otherwise than in connection with a default or acceleration) at the option of the issuer thereof prior to stated maturity; and

        (iii) Callable Principal Receipts, which entitle the Holders thereof, in the aggregate, to the Callable Principal relating to the Bonds;

provided, that any designation of classes of Receipts made in the Series Trust Agreement shall consist of only one of the following options: (a) Coupon Receipts and Principal Receipts, or (b) Coupon Receipts and Callable Principal Receipts.

        The term "Receipt  Register" shall have the meaning specified in Section
2.03 hereof.

        The term "Redemption Date" shall mean, with respect to any Bonds to be redeemed, the date fixed by the issuer thereof for such redemption.

        The term "Series Trust Agreement" shall mean the particular Series Trust Agreement into which these Standard Terms have been incorporated.

        The term "Standard Terms" shall mean this Standard Terms and Provisions of Trust Agreement.

        The term "Trust" shall mean each trust created by each Series Trust Agreement.

                                   ARTICLE II

                     CREATION OF TRUST; DELIVERY AND CUSTODY
                    OF BONDS; FORM OF RECEIPTS; EXECUTION AND
                 DELIVERY, SURRENDER AND REDEMPTION OF RECEIPTS

        SECTION 2.01. CREATION OF TRUST; DELIVERY AND CUSTODY OF BONDS; EXECUTION AND DELIVERY OF RECEIPTS IN RESPECT THEREOF. The Trust shall be established by the Depositor pursuant to a Series Trust Agreement. The sole asset of such Trust shall be the Bonds deposited by the Depositor and any other related property specified in the Series Trust Agreement. The Receipts shall evidence fractional interests in designated portions of the assets of the Trust. The income received by and the assets of such Trust shall be distributed solely in accordance with this Agreement. The Depositor shall, by book-entry credit or otherwise, irrevocably deliver to the account of the Trustee specified in the Series Trust Agreement such Bonds and, concurrently therewith, the Trustee shall, in accordance with the provisions of this Agreement, execute and deliver to the Depositor, or such person or persons as the Depositor may designate by written instruction, the classes of Receipts identified in the Series Trust Agreement, evidencing the aggregate amount, in authorized denominations, of the Bonds so delivered to the Trustee. The Depositor shall also in connection with the Series Trust Agreement enter into a separate agreement with the Trustee, satisfactory to the Trustee, providing for the payment of the charges and expenses of the Trustee in respect of such Receipts. In no event shall the assets of the Trust be used to pay such fees.

        The Trustee shall accept the Bonds so delivered as trustee for the Holders of the Receipts which shall be delivered hereunder to evidence such Bonds and shall hold the Bonds as provided hereunder. The Bonds specified in a Series Trust Agreement shall be deposited by Book-Entry Credit in an account of the Trustee at DTC, unless the Series Trust Agreement specifies that the Trustee shall hold such Bonds (i) in a special trust account created by separate recordation on its books, separate from all other assets of the Trustee, or (ii) in some other manner. Separate subaccounts of any such special trust account shall be established for each series of Receipts.

        The Trustee shall hold all the Bonds delivered to it pursuant to this Agreement in trust for the Holders, identified and held separate and apart from the general assets of the Trustee. The account of the Trustee in which the Bonds are held shall not contain any property of the Trustee in its individual capacity and shall contain only property held by the Trustee as fiduciary. The Trustee agrees that it does not have the authority to assign, transfer, encumber, pledge, sell, set-off or otherwise dispose of any of the Bonds or any interests therein except as provided hereunder or as required by law.

        The Trustee acknowledges that it is not the beneficial owner of the Bonds and that it holds the Bonds solely as trustee for the Holders pursuant to this Agreement. Interest and principal payments on the Bonds held in the trust account will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Trustee or any person claiming through it.

        The representations and covenants contained in any officer's certificate of the Trustee delivered in connection with each series of Receipts created by a deposit of Bonds shall be deemed to be incorporated by reference herein, as fully as if set forth in full herein.

        A reasonable time prior to the delivery of Bonds to the Trustee, the Depositor shall furnish the Trustee with written instructions as to the name in which the Receipts evidencing such Bonds shall initially be registered, the denominations in which such Receipts shall initially be delivered, the persons and addresses to whom such Receipts are to be delivered and such other information as may be required by the Trustee in connection with the preparation and delivery of such Receipts. Each class of Receipts shall evidence the ownership by the Holders thereof of Interest, Principal, or Callable Principal (or portions thereof), as the case may be, on the Bonds, to the extent required by the terms of such class of Receipts.

        Bonds underlying Receipts which are not held by book-entry credit at an account of the Trustee at DTC shall be held by the Trustee at its Designated Office in New York City or at such other place or places as the Trustee shall determine.

        SECTION 2.02. FORM OF RECEIPTS. Receipts shall be issued in registered form only and shall be typewritten on safety paper or printed. The classes of Receipts to be issued hereunder shall be identified in the Series Trust Agreement and shall be substantially in the forms set forth in Appendix A, in each case attached to these Standard Terms and with appropriate insertions, modifications and omissions, as hereinafter so provided. Receipts shall be executed by the Trustee by the manual signature of a duly authorized signatory of the Trustee. No Receipt shall be entitled to any benefits under this Agreement or be valid or obligatory for any purpose, unless it shall have been executed manually by the Trustee by the signature of a duly authorized signatory. The Trustee shall record in the Receipt Register each Receipt so signed and delivered as herein provided.

        The authorized denominations for each class of Receipts shall be the dollar amount, and greater multiples thereof (or of such other dollar amount specified in the Series Trust Agreement), set forth in the Series Trust Agreement.

        Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals not inconsistent with the provisions of this Agreement as may be required by the Trustee or required to comply with any applicable law or any regulation thereunder.

        SECTION 2.03. REGISTRATION AND REGISTRATION OF TRANSFER AND EXCHANGE OF RECEIPTS. The Trustee shall keep at its Designated Office in New York City pursuant to Section 314 of the Act a register (the register maintained in such office being herein sometimes referred to as the "Receipt Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Receipts and for the registration of transfers or exchanges of Receipts.

        Upon surrender for registration of transfer of any Receipt at the Trustee's Designated Office in New York City, the Trustee shall, subject to Sections 2.04 and 2.08 and any limitations that may be specified in the applicable Series Trust Agreement, execute and deliver, in the name of the designated transferee or transferees, one or more Receipts of the same class and series, of any authorized denominations and of a like aggregate amount.

        At the option of the Holder, Receipts may be exchanged for other Receipts of the same class and series, of any authorized denominations and of a like aggregate amount, upon surrender of the Receipts to be exchanged at the Trustee's Designated Office in New York City. Whenever any Receipts are so surrendered for exchange, the Trustee shall execute and deliver the Receipts which the Holder making the exchange is entitled to receive.

        All Receipts issued upon any registration of transfer or exchange of Receipts shall evidence, to the extent indicated thereby, Interest, Principal or Callable Principal (or portions thereof), as the case may be, of Bonds held by the Trustee hereunder and shall be entitled to the same benefits under this Agreement as the Receipts surrendered upon such registration of transfer or exchange.

        Every Receipt presented for registration of transfer or for exchange shall (if so required by the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by, the Holder thereof or such holder's attorney duly authorized in writing.

        The Trustee shall have no obligation to effect transfers or pledge of Bonds in accordance with Section 8-320 of the New York Uniform Commercial Code.

        SECTION 2.04. LIMITATIONS ON EXECUTION AND DELIVERY, SURRENDER AND REGISTRATION OF TRANSFER AND EXCHANGE OF RECEIPTS. As a condition precedent to the execution and delivery, surrender or registration of transfer or exchange of any Receipt, the Trustee may require payment, by the Holder requesting such action, of the then applicable service charge of the Trustee and of a sum sufficient for reimbursement of any tax or other governmental charge with respect thereto, may require the production of proof reasonably satisfactory to it as to the Holder's residence and identity and genuineness of any signature, may require the Holder to execute receipts and to make such representations and assurances as the Trustee may reasonably deem necessary or proper and may also require compliance with such regulations, if any, as the Trustee may reasonably establish consistent with the provisions of this Agreement.

        The surrender or registration of transfer or exchange of outstanding Receipts may be suspended if any such suspension is deemed necessary or advisable by the Trustee at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Agreement, or for any other reason which makes such surrender or registration of transfer or exchange impracticable.

        SECTION 2.05. MUTILATED, DESTROYED, LOST OR STOLEN RECEIPTS. In case any Receipt shall be mutilated, the Trustee in its discretion may execute and deliver a Receipt of the same series, of like form and tenor, and in the same denomination and bearing a number not contemporaneously outstanding, in exchange and substitution for such mutilated Receipt. In case any Receipt shall be destroyed, lost or stolen, the Trustee may execute and deliver a Receipt of the same series, of like form and tenor, and in the same denomination and bearing a number not contemporaneously outstanding, in lieu of and in substitution for such destroyed, lost or stolen Receipt, only upon (i) the filing by the Holder thereof with the Trustee of evidence satisfactory to the Trustee of the destruction, loss or theft of such Receipt and of the authenticity of such Holder's ownership thereof, and (ii) the furnishing to the Trustee of reasonable indemnification satisfactory to it. All expenses and charges associated with such indemnity and with the preparation, execution and delivery of a new Receipt shall be borne by the Holder of the Receipt mutilated destroyed, lost or stolen.

        SECTION 2.06. PERSONS DEEMED OWNERS. Prior to due presentment of a Receipt for registration of transfer, the Trustee and any agent of the Trustee may treat the person in whose name such Receipt is registered as the owner of such Receipt for the purpose of receiving payment of such Receipt and for all other purposes whatsoever, whether or not such Receipt be overdue, and neither the Trustee nor any agent of the Trustee shall be affected by notice to the contrary.

        SECTION 2.07. CANCELLATION AND DESTRUCTION OF SURRENDERED RECEIPTS. All Receipts surrendered to the Trustee shall be canceled by the Trustee. The Trustee is authorized to destroy such receipts so canceled.

        SECTION 2.08. BOOK-ENTRY. (i) At the election of the Depositor, any Series Trust Agreement may provide that (1) all Receipts of a series are to be held in DTC's book-entry only system, (2) all Receipts of a series are to be issued in definitive physical form, or (3) the Receipts (or any part thereof) are to be issued or held in such other form as is specified in the Series Trust Agreement.

        (ii) When the registered Holder of any or all of the Receipts is DTC, such Receipts shall be registered in the name of Cede & Co., as nominee for DTC. Payment in respect of any Interest or Principal represented by any Receipt (a) if registered in the name of Cede & Co., shall be made by wire transfer of immediately available funds to the account indicated for Cede & Co. in the Receipt Register, and (b) if registered in the name of any other person (other than a substitute depository for DTC described in Section 2.10 hereof), shall be made by check for New York Clearing House funds mailed to the address indicated for such person in the Receipt Register.

        (iii) Receipts of which Cede & Co. shall be the Holder shall be initially issued in the form of a separate single Receipt for each separate class of Receipts identified in the Series Trust Agreement to be issued hereunder, in the amount of each separate stated maturity of such Receipt. Upon initial issuance, the ownership of such Receipt shall be registered in the Receipt Register in the name of Cede & Co., as nominee for DTC. The

Depositor and the Trustee may treat DTC (or its nominee) as the sole and exclusive owner of the Receipt registered in its name for the purposes of payment of interest, principal and/or premium represented thereby, giving any notice permitted or required to be given to Holders under this Agreement, registering the transfer of such Receipt, obtaining any consent or other action to be taken by Holders and for all other purposes whatsoever, and neither the Depositor nor the Trustee shall be affected by any notice to the contrary. Neither the Depositor nor the Trustee shall have any responsibility or obligation to any Participant, any person claiming a beneficial ownership interest in such Receipt under or through DTC or any Participant or any other person that is not shown on the Receipt Register as being a Holder of such Receipt, with respect to the accuracy of any records maintained by DTC or any Participant; the payment by DTC or any Participant of any amount in respect of principal, interest and/or premium represented by such Receipt; any notice (or the timeliness thereof) that is permitted or required to be given to Holders of such Receipt under this Agreement; or any consent given or other action taken by DTC as the Holder of such Receipt. Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions of Section 2.03 hereof limiting the obligations of the Trustee to register transfers of or to exchange Receipts, the words "Cede & Co." in this Agreement shall refer to such new nominee of DTC.

        (iv) Upon (1) the resignation of DTC or its successor (or substitute depository or its successor) from its functions as depository or (2) a determination by the Depositor that it is in the best interests of (A) the Depositor (and will not adversely affect the beneficial owners) or (B) the beneficial owners to remove DTC or its functions as depository, the Depositor shall notify DTC and the Trustee, whereupon DTC will notify the Participants of the availability through DTC of physical certificates evidencing the Receipts. In such event, the Trustee shall execute, register the transfer of and exchange Receipts as requested by DTC or by any other Holders of such Receipts in appropriate amounts and in accordance with the Receipt registry of DTC. In the event the issuer of any Bond defaults on the payment of any Interest or Principal which is evidenced by a Receipt held by DTC, and such default remains uncured for 10 days, the Trustee may (but shall not be obligated to) withdraw from DTC, in which event DTC shall promptly deliver to the Trustee the physical certificates evidencing such Bonds. Whenever DTC requests the Trustee to do so, the Trustee and the Depositor will cooperate with DTC in taking appropriate action after reasonable notice (a) to make available one or more separate physical certificates evidencing such Receipts to any Participant having Receipts credited to its DTC account or (b) to arrange for another securities depository to maintain custody of physical certificates evidencing such Receipts.

        (v) Notwithstanding any other provision of this Agreement to the contrary, so long as any Receipt is registered in the name of Cede & Co., as nominee for DTC, all payments with respect to the principal, interest and/or premium represented by such Receipt shall be made by wire transfer of immediately available funds and all notices with respect to such Receipt shall be given, respectively, to DTC as provided in the Letter of Representations.

        (vi) In connection with any notice or other communication to be provided to Holders pursuant to this Agreement by the Trustee with respect to any consent or other action to be taken by Holders, the Trustee shall establish a record date for such consent or other action and give DTC notice of such record date not less than 15 calendar days in advance of such record date to the extent possible.

        (vii) If quarterly and annual financial statements concerning the issuer of the Bonds are not available to the Trust and less than two years have elapsed from the date of issuance of the Receipts, then, unless the Trust has earlier suspended its own reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for such Receipts, the Receipts shall be removed from the DTC book entry system, and physical certificates representing the Receipts of each class will be issued to the Holders of the Receipts. Such physical certificates will bear a legend indicating that pursuant to an undertaking by the Depositor to the staff of the Securities and Exchange Commission, such Receipts must be treated as restricted securities that have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be transferred unless they are subsequently registered under the Securities Act or transferred pursuant to an exemption thereto. No such removal from the DTC book entry system and legending as restricted securities will be required at any time after the earlier of two years from the date of issuance of the Receipts or the suspension by the Trust of its own Exchange Act reporting requirements. In addition, in the event that Receipts have been so removed and legended, such Receipts will be returned to the DTC book entry system and such legends will be removed promptly after the first to occur of (a) the lapse of two years after the date of issuance of such Receipts, (b) the suspension by the Trust of its Exchange Act reporting requirements with respect to such Receipts, and (c) the reinstatement of the Exchange Act reporting requirements of the issuer of the Bonds.

        SECTION 2.09. ACTION OR CONSENT OF HOLDERS. In the event of any action or consent requiring the vote of the owners of any Bonds, the Trustee, upon receipt of the Bond proxy, will notify DTC of such action. Under current procedures it is expected that DTC will notify the Participants who will notify the beneficial owners of Principal or Callable Principal Receipts of such event. Thereafter, except when the approval of the beneficial owners of the Coupon Receipts is also required as provided below, the Trustee shall vote solely in accordance with the instructions received from the DTC (or pursuant to the applicable procedures of DTC) and shall apportion its voting powers on the basis of the face amount of the Principal or Callable Principal Receipts. If the Receipts are not then held by DTC or any other Depository, the Trustee upon receipt of the Bond proxy will notify the Holders of the Principal or Callable Principal Receipts directly of such action and shall vote in the same manner as noted above.

        In no event shall the Depositor be allowed or entitled (other than in its capacity as a safekeeper for a Holder) to vote, directly or indirectly, any Receipts.

        By their affirmative vote, the Holders of more than 50% in principal amount of Receipts of any Series may direct the Trustee to take or omit to take any action required or permitted under this Agreement or the Act; provided, however, that the Trustee shall not vote in favor of any proposal with regard to the Bonds which would have the effect of permitting a redemption or prepayment of the Bonds unless the Holders of 100% of the Receipts then outstanding of the applicable Series (including all Coupon Receipts, Principal Receipts or Callable Principal Receipts as the case may be) vote in favor of such action.

        SECTION 2.10. TRANSFER OF RECEIPTS HELD BY DTC TO SUCCESSOR DEPOSITORY. If the Depositor elects to direct that the Trustee deliver Receipts with respect to a particular Series Trust Agreement in the name of and to DTC, as the Depository hereunder, subject to Section 2.08, said Receipts may not thereafter be transferred except:

        (i)  to any  successor  of DTC  or  its  nominee,  or to any  substitute depository designated pursuant to clause (ii) of this subsection (a) ("substitute depository"); provided, that any successor of DTC or substitute depository shall be qualified under any applicable laws to provide the services proposed to be provided by it;

        (ii) to any substitute  depository not objected to by the Trustee,  upon
(1) the resignation of DTC or its successor (or any substitute depository or its successor) from its functions as depository or (2) a determination by the Depositor that it is in the best interest of the Depositor (and will not adversely affect the beneficial owners) or the Holders to remove DTC or its successor (or any substitute depository or its successor); provided, that any such substitute depository shall be qualified under any applicable laws to provide the services proposed to be provided by it; or

        (iii) as provided in Section 2.08(iv) hereof.

        SECTION 2.11. TEMPORARY RECEIPTS. The Receipts may be initially delivered in temporary form exchangeable for definitive Receipts when ready for delivery, which temporary Receipts shall be printed, lithographed or typewritten, shall be of such denominations as may be determined by the Trustee, shall be in fully registered form and shall contain such reference to any of the provisions hereof as may be appropriate. Every temporary Receipt shall be executed and delivered by the Trustee upon the same conditions and terms and in substantially the same manner as definitive Receipts. If temporary Receipts are issued, the Trustee will execute and deliver definitive Receipts without delay, and in that case upon demand of the Holder of any temporary Receipts such temporary Receipts shall be exchanged without cost to such Holder for definitive Receipts at the office of the Trustee upon surrender of such temporary Receipts, and until so exchanged such temporary Receipts shall be entitled to the same benefit, protection and security hereunder as the definitive Receipts executed and delivered hereunder. All temporary Receipts surrendered pursuant to the provisions of this Section 2.11 shall be canceled by the Trustee, shall not be redelivered and shall be destroyed by the Trustee.

                                   ARTICLE III

                        CERTAIN OBLIGATIONS OF HOLDERS OF
                        RECEIPTS; DEPOSITOR'S WARRANTIES

        SECTION 3.01. FILING PROOFS, CERTIFICATES AND OTHER INFORMATION. Any Holder presenting Receipts for surrender or registration of transfer may be required to file such proof of residence, or other matters or information, to execute such certificates and to make such representations and warranties as the Trustee may reasonably deem necessary or proper. The Trustee may withhold the delivery or delay the surrender of or registration of transfer or exchange of any Receipt until such proof or other information is filed, such certificates are executed or such representations and warranties are made.

        SECTION 3.02. PAYMENT OF TAXES OR OTHER GOVERNMENTAL CHARGES. If any tax or other governmental charge shall become payable by or on behalf of the Trustee, including any tax or charge required to be withheld from any payment made to or by the Trustee under the provisions of any applicable law, with respect to any Receipt or with respect to the Interest, Principal or Callable Principal (or portions thereof) evidenced by any such Receipt, such tax or governmental charge shall be payable by the Holder of such Receipt and may be so withheld by the Trustee. The surrender of or registration of transfer or exchange of any Receipt may be refused until such payment is made.

        SECTION 3.03. DEPOSITOR'S WARRANTIES. In the case of each delivery of Bonds to the Trustee, the Depositor shall be deemed thereby to represent and warrant to the Trustee that the Depositor is duly authorized to so deliver such Bonds and that immediately prior to the delivery thereof the Depositor owned such Bonds free and clear of any lien, pledge, encumbrance or other security interest. The Depositor shall further be deemed by such delivery to have made the representations and warranties contained in the Series Trust Agreement with respect to such Bonds and to represent and warrant to the Trustee that the prospectus and prospectus supplement prepared by the Depositor with respect to the Receipts makes such disclosure with respect to the Bonds as is required by applicable federal and state securities laws. Such representations and warranties shall survive the delivery of such Bonds and the Receipts in respect thereof.


                                   ARTICLE IV

                   PAYMENT OF INTEREST AND PRINCIPAL, CUSTODY
                 OF PROCEEDS OF INTEREST AND PRINCIPAL PAYMENTS

        SECTION 4.01. PAYMENT OF INTEREST; PAYMENT OF PRINCIPAL. In the case of any interest or principal payments due on Bonds held by the Trustee in certificate form, the Trustee shall present to the issuer, trustee or paying agent therefor, as applicable, for payment all coupons or other documents required on the Interest Payment Dates related thereto and the receipts representing the Bonds and/or all other required documents at stated maturity or upon the Redemption Date therefor.

        With respect to any Coupon Receipt, on and after the Interest Payment Date of the Interest evidenced thereby, if the applicable issuer shall have paid in full and the Trustee shall have received the interest due on such Interest Payment Date on the underlying Bonds, the Trustee shall pay to the Holder thereof as of the applicable record date of the underlying Bonds, in lawful money of the United States of America, (i) if the Holder is DTC or its nominee or any successor depository or nominee thereof, by wire transfer of immediately available funds, and (ii) if the Holder is any other person, by check for New York Clearing House Funds sent by first-class mail to the address of the Holder set forth in the Receipt Register, the entire amount of such Interest evidenced thereby, less any taxes or governmental charges required to be withheld from such payment by the Trustee.

        Except as provided for under Section 5.01 hereof, with respect to any Principal Receipt, if the applicable issuer shall have paid in full and the Trustee shall have received the amount of such Principal, the Trustee shall pay to the Holder thereof as of the applicable record date, in lawful money of the United States of America, (i) if the Holder is DTC or its nominee or any successor depository or nominee thereof, by wire transfer of immediately available funds, and (ii) if the Holder is any other person, by check for New York Clearing House Funds sent by first-class mail to the address of the Holder set forth in the Receipt Register, the entire amount of such Principal evidenced thereby, less any taxes or governmental charges required to be withheld from such payment by the Trustee.

        Except as provided for under Section 5.01 hereof, with respect to any Callable Principal Receipt, if the applicable issuer shall have paid and the Trustee shall have received all or any part of the principal amount of the Principal and redemption premium, if any, due upon maturity, or upon the earlier redemption of the underlying Bonds, the Trustee shall pay to the Holder thereof as of the applicable record date, in lawful money of the United States of America, (i) if the Holder is DTC or its nominee or any successor depository or nominee thereof, by wire transfer of immediately available funds, and (ii) if the Holder is any other person, by check for New York Clearing House funds sent by first-class mail to the address of the Holder set forth in the Receipt Register, the entire amount of such Principal and premium, if any, evidenced thereby, or, in the case of a Callable Principal Receipt redeemed in part, the amount of such Principal so redeemed; in each case less any taxes or governmental charges required to be withheld from such Payment by the Trustee.

        With respect to any Callable Principal Receipt, on and after the Interest Payment Date of the Interest evidenced thereby (which Interest Payment Date shall be on or after the First Call Date), if the applicable issuer shall have paid in full and the Trustee shall have received the interest due on such Interest Payment Date on the underlying Bonds, the Trustee shall pay to the Holder thereof as of the applicable record date of the underlying Bonds, in lawful money of the United States of America, (i) if the Holder is DTC or its nominee or any successor depository or nominee thereof, by wire transfer of immediately available funds, and (ii) if the Holder is any other person, by check for New York Clearing House Funds sent by first-class mail to the address of the Holder set forth in the Receipt Register, the entire amount of such Interest evidenced thereby, less any taxes or governmental charges required to be withheld from such payment by the Trustee.

        When making any payment to a Holder of a Receipt under this Agreement, the Trustee shall round down such payment to the nearest whole cent.

        SECTION 4.02. SEGREGATION OF MONEYS RECEIVED FROM ISSUERS IN RESPECT OF BONDS. All moneys received from the issuers of Bonds or otherwise by the Trustee in respect of Bonds evidenced by Receipts issued hereunder shall be held by it without interest in a special account for each issue of Bonds held in trust until required to be disbursed in accordance with the provisions of this Agreement or as otherwise required by law and such moneys will be segregated by separate recordation on the books and records of the Trustee.


                                    ARTICLE V

                          THE TRUSTEE AND THE DEPOSITOR

        SECTION 5.01. NO LIABILITY OF THE TRUSTEE OR THE DEPOSITOR ON THE BONDS; POWERS OF TRUSTEE UPON A DEFAULT ON THE BONDS. The sole obligor with respect to any Bond is the issuer thereof or any other entity obligated to make payments to or on behalf of the issuer thereof (or its trustee or other applicable fiduciary) with respect to any Bond. Neither the Trustee nor the Depositor shall have any obligation on or with respect to the Bonds except as provided herein or in the Act; and their respective obligations with respect to Receipts shall be solely as set forth in this Agreement and the Act.

        Upon any default by the issuer of any Bond on the payment of any Interest, Principal, or Callable Principal which is evidenced by a Receipt, the Trustee shall promptly give notice to DTC or, if the Receipts are not then held by DTC or any other Depository, directly to Holders thereof as provided in
Section 8.03 hereof. Such notice shall set forth (a) the identity of the issue of Bonds, (b) the date and nature of such default, (c) the face amount of the Interest, Principal or Callable Principal to which such default relates, (d) the identifying numbers or the class of Receipts, or any combination, as the case may be, evidencing the Interest, Principal or Callable Principal (or portions thereof) described above in clause (c), and (e) any other information which the Trustee may deem appropriate.

        Upon any default by the issuer of any Bond on the payment of any Interest, Principal, or Callable Principal which is evidenced by a Receipt, the Trustee shall take all such steps as the Trustee, in its capacity as Trustee and as the registered owner or nominal holder of the Bond to which the Receipt owned by the Holder relates, shall deem necessary to protect the rights of the Holders of Receipts; provided, however, that the Trustee shall not be required to expend its own funds in furtherance of such steps until the Trustee has received from the Holders an indemnity for any costs or expenses incurred in connection therewith in form and substance reasonably satisfactory to the Trustee. In order to protect such rights, the Trustee may, in its own name and as trustee of an express trust, institute any action or proceedings at law or in equity for the collection of the sums due and unpaid upon any Bond, and may prosecute any such action or proceeding to judgment or final decree. In addition, the Trustee shall be entitled and empowered, either in its own name or as trustee of an express trust or as attorney-in-fact for the Holders of Receipts or in any one or more of such capacities to file such proofs of claim, claims, petitions, amendments thereto or any other documents as may be necessary or advisable in order to have the claims of the Holders allowed in any judicial proceedings involving the obligor under the Bonds or the trustee under the Indenture.

        In the event that the Trustee receives money or other property in respect of the Bonds (other than a scheduled interest payment with respect to an Interest Payment Date or the scheduled payment of principal on or with respect to the stated maturity date of the Bonds) as a result of a payment default on the Bonds, or actual notice that such moneys or other property will be paid to the Trustee, the Trustee shall promptly give notice (as provided in Section 8.03 hereof) to DTC or, if the Receipts are not then held by DTC or any other Depository, directly to the Holders of the Receipts then outstanding and unpaid. Such notice shall state that, not later than thirty (30) days after the receipt of such moneys or other property, the Trustee shall allocate and distribute such moneys or other property to the Holders of the Receipts then outstanding and unpaid, in proportion to the Accreted Value of each outstanding class of Receipts, and within each class pro rata by face amount. Property received, other than cash, shall be liquidated by the Trustee in a commercially reasonable manner and the proceeds thereof, after deduction of all reasonable costs and expenses of such liquidation, distributed in cash; provided, however, that if such property consists of securities, such securities shall be liquidated only to the extent necessary to avoid distribution of fractional securities.

        Sections 317(a), 316(a)(1), 315(b) and 315(e) of the Act are hereby specifically incorporated by reference into these Standard Terms.

        Neither the Trustee nor the Depositor shall be under any obligation whatsoever to appear in, prosecute or defend any action, suit or other proceeding in respect of the Bonds or Receipts.

        ANY ACTION OR PROCEEDING ALLEGING ANY BREACH BY THE TRUSTEE OF ITS DUTIES UNDER THIS AGREEMENT SHALL BE PROSECUTED ONLY IN A STATE OR FEDERAL COURT LOCATED IN THE STATE OF NEW YORK COUNTY, NEW YORK. THE TRUSTEE SHALL HAVE THE RIGHT AT ANY TIME TO SEEK INSTRUCTIONS FROM ANY COURT OF COMPETENT JURISDICTION.

        The Trustee may consult with and rely upon the calculations of an advisor (which may be the Depositor) in connection with any calculation of Accreted Value to the extent such amount must be determined in order for the Trustee to carry out its duties hereunder. The expenses of such an advisor (other than the Depositor) shall be borne by the Holders.

        SECTION 5.02. MAINTENANCE OF OFFICES AND AGENCIES BY THE TRUSTEE. Until termination of this Agreement in accordance with its terms, the Trustee shall maintain (a) facilities in the Borough of Manhattan, City of New York, State of New York, for the execution and delivery, payment, surrender and registration of transfer and exchange of Receipts, all in accordance with the provisions of this Agreement, and (b) such other agents, if any, according to the terms and conditions as the Trustee and the Depositor may agree from time to time.

        SECTION 5.03. PREVENTION OR DELAY IN PERFORMANCE BY THE TRUSTEE OR THE DEPOSITOR. Neither the Trustee nor the Depositor shall incur any liability to any Holder of any Receipt, if by reason of any provision of any present or future law, or regulation thereunder, of any governmental authority, or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Trustee or the Depositor shall be prevented or forbidden from doing or performing any act or thing which the terms of this Agreement provide shall be done or performed; and neither the Trustee nor the Depositor shall incur any liability to any Holder of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Agreement.

        SECTION 5.04.  OBLIGATIONS OF THE TRUSTEE AND THE DEPOSITOR.  Subject to
Section 315 of the Act as to the Trustee, neither the Trustee nor the Depositor assume any obligation or shall be subject to any liability under this Agreement to Holders of Receipts, other than by reason of willful misconduct, bad faith or negligence in the performance of such duties as are specifically set forth in this Agreement. Neither the Depositor nor the Trustee shall be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it.

        Neither the Trustee nor the Depositor shall be liable to any Holder of any Receipt for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any Holder of a Receipt or any other person believed by it in good faith to be competent to give such advice or information. The Trustee and the Depositor may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

        Neither DTC nor any registrar with which Bonds are maintained as book-entry credits shall be deemed agents of the Trustee. The Trustee may own and deal in bonds of the same issue and maturity as the Bonds and in Receipts.

        The Trustee shall at all times maintain a fidelity bond in reasonable form and amount to protect against loss due to dishonest or fraudulent action by its employees in connection with its obligations hereunder.

        SECTION 5.05. RESIGNATION AND REMOVAL OF THE TRUSTEE; APPOINTMENT OF SUCCESSOR TRUSTEE. The Trustee may at any time resign as Trustee hereunder by written notice of its election so to do, delivered to the Depositor, and such resignation shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment as hereinafter provided. The Depositor may at any time remove the Trustee as Trustee hereunder by written notice of its election to do so, delivered to the Trustee as provided in Section 8.03 hereof, and such removal shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment as provided in the third succeeding paragraph; provided, however, that in the event of such removal, the Depositor shall negotiate in good faith with the Trustee in order to agree regarding payment of the termination costs of the Trustee resulting from such removal. Upon the designation of a successor Trustee following either resignation by or removal of the Trustee, the Trustee shall deliver to the successor Trustee all records relating to the Receipts in the form and manner then maintained by the Trustee, which shall include a hard copy thereof upon request of the successor Trustee.

        If at any time the Trustee fails to meet the qualifications for successor Trustees set forth in the next paragraph, shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or the Trustee shall fail to comply with the provisions of Section 310(b) of the Act, then any Holder of a Receipt with respect to a particular issue of Bonds which has been such a Holder for at least six (6) months or the Holders of ten percent (10%) of the face amount of Receipts of a series which is outstanding at such time may, on behalf of himself, herself or themselves and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to the Bonds evidenced by such Receipts and the appointment of a successor Trustee.

        In the case at any time the Trustee acting hereunder notifies the Depositor that it elects to resign or the Depositor notifies the Trustee that it elects to remove the Trustee as Trustee, the Depositor shall, within ninety (90) days after the delivery of the notice of resignation or removal, appoint a successor Trustee, which shall be a bank with trust powers or trust company having its principal office in the United States of America, having a combined capital and surplus of at least $50,000,000, and having a rating of Baa or better assigned by at least one nationally recognized statistical rating agency, as that term is defined under Securities and Exchange Commission Rule 15C3-1(c)(2)(vi)(F). If no successor Trustee has been appointed a successor Trustee within ninety (90) days after the Trustee has given written notice of its election to resign or the Depositor has given written notice to the Trustee of its election to remove the Trustee, as the case may be, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. Every successor Trustee shall execute and deliver to its predecessor and to the Depositor an instrument in writing accepting its appointment hereunder, and thereupon such successor Trustee, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Trustee under this Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Depositor, shall execute and deliver an instrument transferring to such successor all rights, obligations and powers of such predecessor hereunder, and shall duly assign, transfer and deliver all right, title and interest in the Bonds and parts thereof to such successor. Any successor Trustee shall promptly give notice of its appointment to the Holders of Receipts for which it is successor Trustee as provided in Section 8.03 hereof.

        Any  corporation   into  or  with  which  the  Trustee  may  be  merged,
consolidated or converted or any corporation which shall succeed to all or substantially all of the corporate trust business of the Trustee shall be the successor of such Trustee without the execution or filing of any document or any further act.

        SECTION 5.06. INDEMNIFICATION BY THE DEPOSITOR; CONTRIBUTION. The Depositor agrees to indemnify the Trustee against, and hold it harmless from, any liability which may arise out of or in relation to the acceptance, administration or performance by the Trustee of its duties hereunder or any acts performed or omitted in accordance with the provisions of this Agreement, as the same may be amended, supplemented or modified from time to time, in relation to the Bonds described in the Series Trust Agreement executed by the Depositor or the Receipts of a series and any liability which may arise out of acts performed or omitted in relation to such Receipts (a) by the Trustee or its agents, except for any liability arising out of acts of willful misconduct, bad faith or negligence on the part of the Trustee or its agents, or (b) by the Depositor or any of its agents.

        If the indemnification provided for in the preceding paragraph is invalid or unenforceable, then the Depositor shall contribute to the amount paid or payable by the Trustee as a result of such liability in such proportion as is appropriate to reflect the relative benefits received by the Depositor on one hand and the Trustee on the other from the issuance and sale of such Receipts. For this purpose the benefits received by the Depositor shall be the aggregate amount received by it upon the sale of such Receipts, less the costs and expenses of such sale, including the cost of acquisition of the Bonds evidenced thereby, and the benefits received by the Trustee shall be the aggregate amount of fees received by it as Trustee, less costs and expenses incurred by it as Trustee in relation to such Receipts, and the Bonds evidenced thereby. If, however, the allocation provided by the immediately preceding two sentences is not permitted by applicable law, then the Depositor shall contribute to such amount paid or payable by the Trustee in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Depositor on the one hand and the Trustee on the other in connection with the actions or omissions which resulted in such liability, as well as any other relevant equitable considerations.

        The term "liability," as used in this Section 5.06, shall include any losses, claims, damages, expenses (including without limitation the Trustee's costs and expenses in defending itself against any losses, claims or investigations of any nature whatsoever to the extent the Trustee is not reimbursed as contemplated therein) or other liabilities, joint or several, arising for any reason (including without limitation violation of applicable laws or trademarks or service marks).

        The obligations of the Depositor under this Section 5.06 shall (i) be in addition to any liability which the Depositor may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Trustee and to each person, if any, who controls the Trustee within the meaning of the Securities Exchange Act of 1934, as amended and (ii) survive the resignation or removal of the Trustee and the termination of this Agreement.

        SECTION 5.07. CHARGES AND EXPENSES. Except as otherwise provided in this Agreement, (i) no current or future charges, fees and expenses of the Trustee shall be payable by or withheld from any person other than the Depositor, except for any taxes and other governmental charges, and (ii) in full payment and satisfaction of all other charges and expenses of the Trustee (including, in each case, fees and expenses of counsel) incidental to the performance of its obligations hereunder, the Depositor shall pay the Trustee an amount determined in accordance with a separate agreement between it and the Trustee.

        SECTION 5.08. REPORTS TO RECEIPT HOLDERS.

        (a) Quarterly and annual unaudited reports containing information concerning the related Bonds, including an annual independent accountant's statement of review regarding the payment of all income on the Bonds to the Receipt Holders, will be prepared by the Depositor and sent on behalf of the Trust to the Holders of the Receipts. The Depositor shall cause each Trust to file with the Securities and Exchange Commission such other reports as may be required under the Exchange Act of 1934, and the rules and regulations thereunder, and, in addition, to prepare such reports and take such actions as may otherwise be required by Section 314(a) of the Act.

        (b) In addition to the foregoing, within the period of time prescribed by the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder, after the end of each calendar year during the term of each Trust, the Trustee will mail to each person who at any time during such calendar year has been a Holder and received any payment thereon a statement containing certain information for the purposes of such Holder's preparation of federal income tax returns.

        (c) On or before February 1 of each year, the Trustee for each Trust shall transmit by mail to the Holders of the related Receipts the report, if any, required by Section 313(a) of the Act.

        SECTION 5.09. REPORTS TO TRUSTEE. The Depositor, on behalf of the Trust, shall deliver to the Trustee semi-annually each June 30 and December 31 the information required by Section 312(a) of the Act; provided, however, that so long as the Trustee is acting as registrar for the Receipts, no such information need be furnished.


                                   ARTICLE VI

                            AMENDMENT AND TERMINATION

        SECTION 6.01. AMENDMENT. The form of the Receipts and any provisions of this Agreement may at any time and from time to time be amended by agreement in writing between the Depositor and the Trustee, executed by each of them, in any respect which they may deem necessary or desirable, provided that in no event shall any amendment defer or alter the maturity of a Receipt or, as evidenced by an opinion of counsel delivered to the Trustee, in any other manner adversely affect the rights to payment of a Holder of a Receipt or otherwise materially prejudice any substantial existing right of the Holders of the Receipts. Every Holder of a Receipt at the time any such amendment so becomes effective shall be deemed to be continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Agreement as amended thereby. Notwithstanding any other provision herein, no amendment to this Agreement shall be effective unless the Depositor shall provide the nationally recognized statistical rating agency, if any, which has rated the Receipts of each Trust to be effected by such amendment with ten (10) days prior written notice of such proposed amendment and has received a written confirmation from such nationally recognized statistical rating agency that such amendment will not cause the nationally recognized statistical rating agency to downgrade its rating of the subject Receipts.

        The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel, in form and substance reasonably satisfactory to the Trustee, stating that the execution of any amendment, supplement or waiver authorized pursuant to this Section 6.01 is authorized and permitted by this Agreement. Such opinion of counsel shall not be an expense of the Trustee.

        SECTION 6.02. TERMINATION. This Agreement shall terminate with respect to any Trust one year following the payment upon maturity (or any earlier redemption) by the respective issuers of the entire principal amount (and any redemption premium) of the Bonds. If any Receipts shall remain outstanding after the date of termination of this Agreement, the Trustee shall not perform any further acts under this Agreement, except that the Trustee shall hold the proceeds of any payment, without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered for payment unless otherwise required by applicable law. Upon the termination of this Agreement, the Depositor shall be discharged from all obligations under this Agreement except for its obligations to the Trustee under Section 5.06 and
5.07 hereof.


                                   ARTICLE VII

                    REDEMPTION OF CALLABLE PRINCIPAL RECEIPTS

        SECTION 7.01. REDEMPTION. If the Bonds of any issue underlying Callable Principal Receipts are redeemed in whole or in part on or after the First Call Date, and upon actual receipt by the Trustee of notice of such redemption, the Trustee shall, in accordance with the provisions of this Article VII, redeem a principal amount of Callable Principal Receipts equal to the principal amount of the Bonds of such issue held in trust hereunder so redeemed. In the absence of the actual notice described in this Section 7.01, the Trustee shall be under no obligation to effect the redemption required by this Section 7.01. The particular Callable Principal Receipts to be redeemed shall be selected by the Trustee from the outstanding Callable Principal Receipts of such series by lot or such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (in amounts equal to the minimum authorized denomination of such series and integral multiples thereof) of the principal amount represented by such Callable Principal Receipts. To the extent practicable the Trustee shall, in the case of partial redemption, redeem Callable Principal Receipts so that no more than one Callable Principal Receipt is thereby rendered other than in an authorized denomination. Upon redemption of any Callable Principal Receipts, the Holder will have no right to receive Payments on any Interest maturing after the Redemption Date thereof.

        SECTION 7.02. NOTICE OF REDEMPTION. Notice of redemption shall be given by the Trustee to each Holder of any Callable Principal Receipts to be redeemed as provided in Section 8.03 hereof within thirty (30) days after notice of redemption of the underlying Bonds has been given by the issuer, trustee or paying agent of or for the Bonds, as the case may be (but not less than fifteen days prior to the redemption date); provided, however, that the Trustee shall not be required to give any notice of redemption less than three (3) business days after the date it receives notice of such redemption. All notices of redemption shall be mailed to each Holder at such Holder's last address on the Receipt Register and shall state the Redemption Date, the amount payable on such date, the place at which Callable Principal Receipts are to be surrendered for payment, that interest on amounts redeemed will cease to accrue and, if less than all of a Holder's Callable Principal Receipt is to be redeemed, the principal amount of such Callable Principal Receipt to be redeemed.

                                  ARTICLE VIII

                                  MISCELLANEOUS

        SECTION  8.01.  EXCLUSIVE  BENEFIT OF PARTIES AND  HOLDERS OF  RECEIPTS;
EFFECTIVE DATE. This Agreement is for the exclusive benefit of the parties hereto, their respective successors hereunder, and Holders of Receipts, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all the terms and conditions hereof and of the Receipts by acceptance of delivery thereof. This Agreement shall become effective as to the Trustee and the Depositor for each series of Receipts upon the execution of the Series Trust Agreement for such series by the Trustee and Depositor and the receipt by the Trustee of the Bonds deposited therewith.

        SECTION 8.02. INVALIDITY OF PROVISIONS. In case any one or more of the provisions contained in this Agreement or contained in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

        SECTION 8.03. NOTICES. Any and all notices to be given to the Depositor shall be deemed to have been duly given if personally delivered or sent by mail or facsimile confirmed by letter addressed to the address set forth in the Series Trust Agreement relating to Receipts evidencing Bonds deposited by the Depositor, or at any other place to which the Depositor may have transferred its principal executive office.

        Any and all notices to be given to the Trustee shall be deemed to have been duly given if personally delivered or sent by mail or by facsimile confirmed by letter addressed to the Trustee at [________________________________________________________] Attention: Corporate
Trust Department, or to such other place which the Trustee may have designated in writing to the Depositor.

        All other notices to be given to any Holder shall be deemed to have been duly given if given by mail, first-class postage prepaid, to each Holder at such Holder's address as it appears in the Receipt Register. Neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

        SECTION 8.04. GOVERNING LAW. This Agreement and the Receipts shall be governed by, and construed in accordance with, the laws of the State of New York.

        SECTION 8.05. HEADINGS. The headings of articles and sections in this Agreement and in the form of the Receipts set forth in Appendix A hereto have been inserted for convenience only and are not to be regarded as a part of this Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

        SECTION 8.06. TRUST INDENTURE ACT. The provisions of the Act which impose duties on any person (including provisions automatically deemed included in an indenture under the Act unless the indenture provides that such provisions are excluded) are part of and govern this Agreement. If any provision hereof limits, qualifies or conflicts with any of the duties imposed by operation of the Act, the provisions of the Act shall control.

                                                                    APPENDIX A-I

                        AMERICAN CORPORATE RECEIPTS, INC.

                             FORM OF COUPON RECEIPT


                           COUPON RECEIPT, SERIES ___
                       (ISSUABLE IN A MINIMUM DENOMINATION
              OF $_________________ OR GREATER MULTIPLES OF $1,000)
                FOR INTEREST PAYMENT DUE ON THE INTEREST PAYMENT
                             DATE INDICATED BELOW ON

                             [Description of Bonds]

No.:...................                Face Amount:$.......................
CUSIP No.:.............                Interest Payment Date:..............

        [HOLDER] or registered assigns, is the owner of the interest payment due in the Face Amount set forth above on the above-named bonds (the "Bonds") on the indicated Interest Payment Date. The sole obligors with respect to such interest payment are the issuer of the Bonds named above (the "Issuer") and any other entity obligated to make payments to or on behalf of the Issuer (or its trustee or other applicable fiduciary) with respect to the Bonds. The Bonds are being held in a trust account by ____________________, as Trustee, pursuant to the terms of a Trust Agreement (the "Agreement") dated as of _________________, consisting of a Series Trust Agreement together with the Standard Terms and Provisions of Trust Agreement appended thereto, together with all other exhibits, schedules, appendices, supplements and amendments thereto, between American Corporate Receipts, Inc., as Depositor, and the Trustee, pursuant to which this and other receipts (the "Receipts") evidencing the right to receive either interest, principal or interest and principal payments, including any redemption premium, on the Bonds are executed and delivered by the Trustee. This Receipt is subject to the provisions of and is entitled to the benefits of the Agreement, which may be inspected by the holder hereof at the Designated Office of the Trustee in the Borough of Manhattan, City of New York, State of New York. The owner of this Receipt, by its acceptance hereof, agrees to be bound by the terms and conditions of the Agreement.

        The Bond or Bonds on which the interest payment evidenced by this Receipt is payable will be held in an account of the Trustee at [DTC in book-entry credit form] [ ]. On or after the Interest Payment Date of the interest payment evidenced hereby, the Trustee will pay an amount equal to the face amount of the interest payment evidenced hereby, less any amounts required to be withheld from or by the Trustee pursuant to applicable law, to the registered holder hereof in lawful money of the United States of America, (i) if the registered holder is The Depository Trust Company ("DTC") or its nominee or any successor depository or nominee thereof, by wire transfer of immediately available funds, and (ii) if the registered holder is any other person, by check in New York Clearing House funds sent by first-class mail to the address

                                      A-I-1
of the registered holder hereof set forth in the Receipt Register, but only out of the interest payments received from the Issuer or its trustee or paying agent for the Bonds.

        In the event the Trustee receives money or other property in connection with the payment of principal (or actual notice that such moneys or other property will be received), other than in connection with a redemption, prior to the maturity date of the [Callable] Principal Receipts, the Trustee shall distribute such moneys or other property in accordance with the characterization given such payments by the Issuer of, or trustee for, the Bonds. Amounts so characterized as principal shall be distributed, pro rata to holders of [Callable] Principal Receipts; amounts so characterized as interest shall be distributed to holders of Coupon Receipts in chronological order by maturity from the first to mature to the last.

        In the event that no characterization as to principal or interest is made or the characterization is not clear, the Trustee shall bring an action in a court of competent jurisdiction within the State of New York seeking to have such court determine the relative rights of the holders of Receipts to any such payments. The expenses of such action incurred by the Trustee shall be paid by the holders of the Receipts to the extent of the payments received by the Trustee.

        As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Receipt is registrable in the Receipt Register, upon surrender of this Receipt for registration of transfer at the corporate trust office of the Trustee at ________________ in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee, duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Receipts having the Interest Payment Date set forth on the face hereof, of authorized denominations of $______________ or greater multiples of $1,000, and of like aggregate face amount will be issued to the designated transferee or transferees. Under the Agreement, the Trustee is required, when making any payment to a holder of a Receipt, to round down such payment to the nearest whole cent.

        Receipts having the Interest Payment Date set forth on the face hereof are issuable only in registered form in authorized denominations. As provided in the Agreement and subject to certain limitations therein set forth, such Receipts are exchangeable for Receipts of the same series, due on the same Interest Payment Date and of a like aggregate face amount, as requested by the holder surrendering the same.

        For any such registration of transfer or exchange, the Trustee may require payment of the then applicable service charge and of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Receipt for registration of transfer, the Trustee and any agent of the Trustee may treat the person in whose name this Receipt is registered as the owner hereof for all purposes, whether or not this Receipt be overdue, and neither the Trustee nor any such agent shall be affected by notice to the contrary.

                                     A-I-2

        This Receipt shall not be valid or become obligatory for any purpose unless and until duly executed by the Trustee by manual signature.



Dated:                                           ____________________________,
                                                   as Trustee



                                                 By:__________________________
                                                       Authorized Signatory




                                     A-I-3

                                                                   APPENDIX A-II

                        AMERICAN CORPORATE RECEIPTS, INC.

                            FORM OF PRINCIPAL RECEIPT


                      PRINCIPAL RECEIPT, SERIES __________
                       (ISSUABLE IN A MINIMUM DENOMINATION
                 OF $__________ OR GREATER MULTIPLES OF $1,000)

                        FOR PRINCIPAL PAYMENT DUE ON THE
                     STATED MATURITY DATE INDICATED BELOW ON

                             [Description of Bonds]


No.:...................            Face Amount:$.....................
CUSIP No.:.............            Stated Maturity Date:.............

        [HOLDER] or registered assigns, is the owner of the principal payment due in the Face Amount set forth above on the above-named bonds (the "Bonds") on the indicated Stated Maturity Date. The sole obligors with respect to such principal and interest payment are the issuer of the Bonds named above (the "Issuer") and any other entity obligated to make payments to or on behalf of the Issuer (or its trustee or other applicable fiduciary) with respect to the Bonds. The Bonds are being held in a trust account by _____________________, as Trustee, pursuant to the terms of a Trust Agreement (the "Agreement") dated as of _________________, consisting of a Series Trust Agreement together with the Standard Terms and Provisions of Trust Agreement appended thereto, together with all other exhibits, schedules, appendices, supplements and amendments thereto, between American Corporate Receipts, Inc., as Depositor, and the Trustee, pursuant to which this and other receipts (the "Receipts") evidencing the right to receive either interest, principal or interest and principal payments, including any redemption premium, on the Bonds are executed and delivered by the Trustee. This Receipt is subject to the provisions of and is entitled to the benefits of the Agreement, which may be inspected by the holder hereof as the Designated Office of the Trustee in the Borough of Manhattan, City of New York, State of New York. The owner of this Receipt, by its acceptance hereof, agrees to be bound by the terms and conditions of the Agreement.

        The Bond or Bonds on which the principal payment evidenced by this Receipt is payable will be held in an account of the Trustee at [DTC in book-entry credit form] [ ]. On or after the Stated Maturity Date of the principal payment evidenced hereby, the Trustee will pay an amount equal to the face amount of the principal payment evidenced hereby, less any amounts required to be withheld from or by the Trustee pursuant to applicable law, to the registered holder hereof in lawful money of the United States of America, (i) if the registered holder is The Depository Trust Company ("DTC") or its nominee or any successor depository or nominee

                                     A-II-1
thereof, by wire transfer of immediately available funds, and (ii) if the registered holder is any other person, by check in New York Clearing House funds sent by first-class mail to the address of the registered holder hereof set forth in the Receipt Register, but only out of the principal payments received from the Issuer or its trustee or paying agent for the Bonds.

        In the event the Trustee receives money or other property in connection with the payment of principal (or actual notice that such moneys or other property will be received), prior to the maturity date of the Principal
Receipts, the trustee shall distribute such moneys or other property in accordance with the characterization given such payment by the Issuer of, or trustee for, the Bonds. Amounts so characterized as principal shall be distributed, pro rata, to holders of Principal Receipts; amounts so characterized as interest shall be distributed to holders of Coupon Receipts in chronological order by maturity from the first to mature to the last. In the event that no characterization as to principal or interest is made or the characterization is not clear, the Trustee shall bring an action in a court of competent jurisdiction within the State of New York seeking to have such court determine the relative rights of the holders of Receipts to any such payments. The expenses of such action incurred by the Trustee shall be paid by the holders of the Receipts to the extent of the payments received by the Trustee.

        As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Receipt is registrable in the Receipt Register, upon surrender of this Receipt for registration of transfer at the corporate trust office of the Trustee at _______________ in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Receipts having the Stated Maturity Date set forth on the face hereof, of authorized denominations of $____________ or greater multiples of $1,000, and evidencing the same aggregate principal payment, will be issued to the designated transferee or transferees. Under the Agreement, the Trustee is required when making any payment to a holder of a Receipt, to round down such payment to the nearest whole cent.

        Receipts having the Stated Maturity Date set forth on the face hereof are issuable only in registered form in authorized denominations. As provided in the Agreement and subject to certain limitations therein set forth, such Receipts are exchangeable for Receipts of the same series, due on the same Stated Maturity Date and of a like aggregate face amount, as requested by the holder surrendering the same.

        For any such registration of transfer or exchange, the Trustee may require payment of the then applicable service charge and of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Receipt for registration of transfer, the Trustee and any agent of the Trustee may treat the person in whose name this Receipt is registered as the owner hereof for all purposes, whether or not this Receipt be overdue, and neither the Trustee nor any such agent shall be affected by notice to the contrary.

                                     A-II-2

        This Receipt shall not be valid or become obligatory for any purpose unless and until duly executed by the Trustee by manual signature.



Dated:                                      _____________________________,
                                              as Trustee


                                            By:__________________________
                                                  Authorized Signatory



                                     A-II-3

                                                                  APPENDIX A-III


                        AMERICAN CORPORATE RECEIPTS, INC.

                       FORM OF CALLABLE PRINCIPAL RECEIPT


                     CALLABLE PRINCIPAL RECEIPT, SERIES ___
                       (ISSUABLE IN A MINIMUM DENOMINATION
                 OF $__________ OR GREATER MULTIPLES OF $1,000)

                FOR PRINCIPAL PAYMENT DUE ON THE STATED MATURITY
                  DATE INDICATED BELOW OR ON PREVIOUS CALL FOR
                      REDEMPTION AND FOR INTEREST PAYMENTS
                          DUE AFTER THE FIRST CALL DATE

                             [Description of Bonds]


No.:....................          Face Amount:$.........................
CUSIP No.:..............          Stated Maturity Date:.................

First Call Date:.......

        [HOLDER] or registered assigns, is the owner of the principal payment, including the redemption premium, due in the Face Amount set forth above on the above-named bonds (the "Bonds") on the indicated Stated Maturity Date or a previous call for redemption together with interest payments in respect of such principal due after the First Call Date set forth above. The sole obligors with respect to such principal and interest payment are the issuer of the Bonds named above (the "Issuer") or any other entity obligated to make payments to or on behalf of the Issuer (or its trustee or other applicable fiduciary) with respect to the Bonds. The Bonds are being held in a trust account by ________________________, as Trustee, pursuant to the terms of a Trust Agreement (the "Agreement") dated as of ___________________, consisting of a Series Trust Agreement together with the Standard Terms and Provisions of Trust Agreement appended thereto, together with all other exhibits, schedules, appendices, supplements and amendments thereto, between American Corporate Receipts, Inc., as Depositor, and the Trustee, pursuant to which this and other receipts (the "Receipts") evidencing the right to receive either interest, principal or interest and principal payments, including any redemption premium, on the Bonds are executed and delivered by the Trustee. This Receipt is subject to the provisions of and is entitled to the benefits of the Agreement, which may be inspected by the holder hereof at the Designated Office of the Trustee in the Borough of Manhattan, City of New York, State of New York. The owner of this Receipt, by its acceptance hereof, agrees to be bound by the terms and conditions of the Agreement.

                                     A-III-1

        The Bond or Bonds on which the principal payment evidenced by this Receipt is payable will be held in an account of the Trustee at [DTC in book-entry credit form] [ ]. On or after the Stated Maturity Date of the principal payment evidenced hereby, the Trustee will pay an amount equal to the face amount of the principal payment evidenced hereby, less any amounts required to be withheld from or by the Trustee pursuant to applicable law, to the registered holder hereof in lawful money of the United States of America, (i) if the registered holder is The Depository Trust Company ("DTC") or its nominee or any successor depository or nominee thereof, by wire transfer of immediately available funds, and (ii) if the registered holder is any other person, by check in New York Clearing House funds sent by first-class mail to the address of the registered holder hereof set forth in the Receipt Register, but only out of the principal payment on the Bonds (including any redemption premium) received from the Issuer or its trustee or paying agent for the Bonds.

        On each interest payment date after the First Call Date, the Trustee will pay an amount equal to a pro rata share of the interest payment due on such principal on such interest payment date, less any amounts required to be withheld from or by the Trustee pursuant to applicable law, to the registered holder hereof in lawful money of the United States of America, (i) if the registered holder is DTC or its nominee or any successor depository or nominee thereof, by wire transfer or immediately available funds, and (ii) if the registered holder is any other person, by check in immediately available funds sent by first-class mail to the address of the registered holder hereof set forth in the Receipt Register, but only out of interest payments received from the Issuer on the Bonds.

        THIS RECEIPT IS SUBJECT TO REDEMPTION AS PROVIDED IN THE AGREEMENT.

        In the event the Trustee receives money or other property in connection with the payment of principal (or actual notice that such moneys or other property will be received), other than in connection with a redemption, prior to the maturity date of the Callable Principal Receipts, the Trustee shall distribute such moneys or other property in accordance with the characterization given such payment by the Issuer of, or trustee for, the Bonds. Amounts so characterized as principal shall be distributed, pro rata, to holders of Callable Principal Receipts; amounts so characterized as interest shall be distributed to holders of Coupon Receipts in chronological order by maturity from the first to mature to the last. In the event that no characterization as to principal or interest is made or the characterization is not clear, the Trustee shall bring an action in a court of competent jurisdiction within the State of New York seeking to have such court determine the relative rights of the holders of Receipts to any such payments. The expenses of such action incurred by the Trustee shall be paid by the holders of the Receipts to the extent of the payments received by the Trustee.

        As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Receipt is registrable in the Receipt Register, upon surrender of the Receipt for registration of transfer at the corporate trust office of the Trustee at ______________ in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the holder hereof or such holder's attorney duly

                                     A-III-2
authorized in writing, and thereupon one or more new Receipts having the Stated Maturity Date set forth on the face hereof, of authorized denominations of $____________ or greater multiples of $1,000, of a like aggregate face amount, will be issued to the designated transferee or transferees. Under the Agreement, the Trustee is required, when making any payment to a holder of a Receipt, to round down such payment to the nearest whole cent.

        Receipts having the Stated Maturity Date set forth on the face hereof are issuable only in registered form in authorized denominations. As provided in the Agreement and subject to certain limitations therein set forth, such Receipts are exchangeable for Receipts of the same series, due on the same Stated Maturity Date and of a like aggregate face amount, as requested by the holder surrendering the same.

        For any such registration of transfer or exchange, the Trustee may require payment of the then applicable service charge and of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Receipt for registration of transfer, the Trustee and any agent of the Trustee may treat the person in whose name this Receipt is registered as the owner hereof for all purposes, whether or not this Receipt be overdue, and neither the Trustee nor any such agent shall be affected by notice to the contrary.

        This Receipt shall not be valid or become obligatory for any purpose unless and until duly executed by the Trustee by manual signature.


Dated:                                   ____________________________,
                                           as Trustee


                                         By:__________________________
                                                  Authorized Signatory


                                     A-III-3